As filed with the Securities and Exchange Commission on April 10, 2024.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CYBIN INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number, if applicable)

N/A
(I.R.S. Employer Identification No., if applicable)

100 King Street West, Suite 5600

Toronto, Ontario, Canada M5X 1C9

(908) 764-8385
(Address and telephone number of Registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Douglas Drysdale Cybin, Inc. 100 King Street West, Suite 5600 Toronto, Ontario, Canada M5X 1C9 (866) 292-4601	Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario Canada, M5J 2S1 (416) 367-7388

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

EXPLANATORY NOTE

This post-effective amendment No. 1 is being filed for the sole purpose of modifying the short form base shelf prospectus dated August 17, 2023, as amended by Amendment No. 1 dated December 22, 2023 of Cybin Inc. (the "Registrant") to provide that the securities that may be offered and issued thereunder will include distributions by various selling securityholders.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Amendment No. 2 dated April 8, 2024 to the Short Form Base Shelf Prospectus dated August 17, 2023, as amended by
Amendment No. 1 dated December 22, 2023

The short form base shelf prospectus dated August 17, 2023, as amended by Amendment No. 1 dated December 22, 2023, and as further amended by this amendment, is referred to as the base shelf prospectus and has been filed under legislation in each of the provinces and the territories of Canada that permits certain information about these securities to be determined after the short form prospectus dated August 17, 2023, as amended by Amendment No. 1 dated December 22, 2023, and as further amended by this amendment, has become final and that permits the omission from the prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. The short form base shelf prospectus dated August 17, 2023, as amended by Amendment No. 1 dated December 22, 2023, and as further amended by this amendment, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Cybin Inc. at 100 King Street West, Suite 5600, Toronto, Ontario M5X 1C9, telephone 1-866-292-4601, and are also available electronically at www.sedarplus.ca.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission (the "SEC"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

April 8, 2024

CYBIN INC.

$400,000,000

Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

The short form base shelf prospectus dated August 17, 2023, as amended by Amendment No. 1 dated December 22, 2023 (collectively, the "Prospectus") of Cybin Inc. (the "Corporation" or "Cybin") is hereby amended by this Amendment No. 2 to provide that the securities that may be offered and issued thereunder will include distributions by various selling securityholders. Capitalized terms used but not otherwise defined in this Amendment No. 2 have the meanings ascribed thereto in the Prospectus.

__________________________________

The Corporation is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare the Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation has prepared its consolidated financial statements, included or incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in the Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.

An investor's ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the officers and directors named in the Prospectus are not residents of the United States, and some of the Corporation's assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Risk Factors - Enforcement of Civil Liabilities" in the Prospectus and in this Amendment No. 2.

See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on pages 1 and 29 of the Prospectus, respectively, and the documents incorporated or deemed to be incorporated by reference therein and the applicable Prospectus Supplement, for a discussion of certain risks that you should consider in connection with an investment in these Securities.

NEITHER THE SEC OR ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

__________________________________

The first paragraph of the text on the face page of the Prospectus, as so amended, is deleted and replaced with the following:

"This short form base shelf prospectus ("Prospectus") relates to the offering for sale from time to time (each, an "Offering") by Cybin Inc. (the "Corporation" or "Cybin") during the 25-month period commencing on August 17, 2023, that this Prospectus, including any amendments, remains valid, of up to $400,000,000 in the aggregate of: (i) common shares ("Common Shares") of the Corporation; (ii) warrants ("Warrants") to purchase other Securities (as defined below) of the Corporation; (iii) units ("Units") comprising of one or more of the other Securities, (iv) senior and subordinated unsecured debt securities (collectively, "Debt Securities"), including debt securities convertible or exchangeable into other securities of the Corporation, and (v) subscription receipts ("Subscription Receipts" and together with the Common Shares, Warrants, Units and Debt Securities, collectively referred to herein as the "Securities"). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement ("Prospectus Supplement"). In addition, one or more securityholders of the Corporation (each a "Selling Securityholder") may also offer and sell Securities under this Prospectus. See "Selling Securityholders"."

The Prospectus is further amended by deleting the second, third and fourth paragraphs on page ii of the Prospectus, and replacing with the following:

"The specific terms of any Securities offered will be described in a Prospectus Supplement, including: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinate, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms; and (vi) in the case of Securities to be offered and sold by Selling Securityholders, such information in respect of such Selling Securityholders as may be required under applicable securities laws. A Prospectus Supplement relating to a particular Offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

The Corporation and the Selling Securityholder(s) may sell the Securities through underwriters or dealers, directly by the Corporation or the Selling Securityholder(s) pursuant to applicable statutory exemptions, or through designated agents from time to time. See "Plan of Distribution". The Prospectus Supplement relating to a particular Offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation or the Selling Securityholder(s) in connection with the offering and sale of the Securities, and will set forth the terms of the Offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the Offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to the Corporation or the Selling Securityholder(s) and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify an "at-the-market distribution", as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, in the case of the Corporation, but not the Selling Securityholders, sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the Neo Exchange Inc., now operating as Cboe Canada (the "NEO") or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation and/or the Selling Securityholder(s). The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution"."

The Prospectus is further amended by deleting the second paragraph under the section titled "Documents Incorporated by Reference" and replacing it with the following:

"The following documents of the Corporation filed with the securities commission or similar authorities in Canada are incorporated by reference in this Prospectus:

1. annual information form of the Corporation dated June 27, 2023 for the year ended March 31, 2023 (the "Annual Information Form");

2. the audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal year ended March 31, 2023 and 2022, together with the auditor's report thereon;

3. management's discussion and analysis of the Corporation for the year ended March 31, 2023;

4. the unaudited interim condensed consolidated financial statements of the Corporation and the notes thereto for the three and nine months ended December 31, 2023 (the "Interim Financial Statements");

5. management's discussion and analysis of the Corporation for the three and nine months ended December 31, 2023 (the "Interim MD&A");

6. management information circular of the Corporation dated September 13, 2023 relating to an annual and special meeting of shareholders of the Corporation held on October 12, 2023;

7. material change report dated May 31, 2023 relating to the sale of up to US$30,000,000 of Common Shares to Lincoln Park Capital Fund, LLC, upon the terms and subject to the conditions contained in the purchase agreement dated May 30, 2023 (the "Purchase Agreement"), and made pursuant to and qualified by a prospectus supplement dated May 30, 2023, to the Corporation's short form base shelf prospectus dated July 5, 2021 (the "2021 Base Shelf Prospectus");

8. material change report dated August 8, 2023 relating to the public offering of 24,264,706 units of the Corporation at a price of US$0.34 per unit for gross proceeds of US$8,250,000 pursuant to a prospectus supplement dated August 1, 2023 to the 2021 Base Shelf Prospectus;

9. material change report dated August 23, 2023 relating to the renewal of the Corporation's previously established at-the-market equity program (the "2023 ATM Program") that allows the Corporation to issue and sell up to US$35,000,000 of Common Shares to the public from time to time, pursuant to a prospectus supplement dated August 23, 2023 to the Prospectus;

10. material change report dated August 23, 2023 with respect to the requalification of the Purchase Agreement pursuant to a prospectus supplement dated August 23, 2023 to the Prospectus (the "August 2023 Prospectus Supplement");

11. material change report dated September 7, 2023 with respect to the acquisition of Small Pharma Inc. ("Small Pharma") by the Corporation pursuant to the terms of the definitive agreement under which the Corporation will acquire all of the issued and outstanding common shares of Small Pharma pursuant to a court-approved plan of arrangement (the "Arrangement");

12. material change report dated October 25, 2023 with respect to the closing of the Arrangement with Small Pharma;

13. material change report dated November 20, 2023 relating to the firm commitment underwritten offering of units of the Corporation at a price of US$0.45 per unit for gross proceeds of US$30,000,000 pursuant to a prospectus supplement dated November 10, 2023 to the Prospectus;

14. material change report dated March 21, 2024 relating to the private placement offering of 348,837,210 Common Shares of the Corporation at a price of US$0.43 per Common Share for gross proceeds of US150,000,000, before deducting fees and expenses related to the offering (the "Private Placement"); and

15. business acquisition report dated October 27, 2023 relating to the Arrangement."

The Prospectus is further amended by deleting the section titled "Select Recent Developments" and replacing it with the following:

"Other than as set forth below and generally in this Prospectus or the documents incorporated by reference therein, there have been no material developments in the business of the Corporation since February 13, 2024, the date of the Interim Financial Statements and Interim MD&A.

On March 13, 2024, the Corporation announced that the FDA has granted Breakthrough Therapy Designation to CYB003, the Corporation's proprietary deuterated psilocybin analog in development for the adjunctive treatment of major depressive disorder ("MDD").

On March 14, 2024, the Corporation announced a positive End-of-Phase 2 meeting with the FDA for CYB003.

On March 15, 2024, the Corporation announced the initiation of a Phase 2 proof-of-concept study of CYB004, its proprietary DMT molecule in development for the treatment of Generalized Anxiety Disorder. In January 2024, the FDA cleared Cybin's Investigational New Drug application for CYB004.

On March 19, 2024, the Corporation announced the closing of the Private Placement."

The Prospectus is further amended by deleting the first paragraph under the section titled "Use of Proceeds" and replacing it with the following:

"The net proceeds from any Offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that Offering of Securities. Notwithstanding, the Corporation's management has broad discretion in the application of proceeds of an Offering of Securities. On the basis of results obtained or for other sound business reasons, the Corporation may re-allocate funds as required. Accordingly, the Corporation's actual use of proceeds may vary significantly from any proposed use of proceeds disclosed in any applicable Prospectus Supplement. See "Risk Factors - Risks Related to an Offering - Discretion over the Use of Proceeds". The Corporation will not receive any proceeds from any sale of Securities by a Selling Securityholder."

The Prospectus is further amended by adding the following section title and accompanying text directly under the section titled "Use of Proceeds":

"SELLING SECURITYHOLDERS

The Prospectus may also from time to time, relate to the Offering of Securities by way of a secondary offering (each, a "Secondary Offering") by one or more Selling Securityholders. The terms under which the Securities will be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any Secondary Offering by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each of the Selling Securityholders; (iii) the number of Securities being distributed for the accounts of each Selling Securityholders; (iv) the number of Securities to be beneficially owned, controlled, or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities of the class or series; (v) whether such Securities are owned by the Selling Securityholders both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by such Selling Securityholder in the 12 months preceding the date of the Prospectus Supplement, the date or dates such Selling Securityholder acquired the Securities; (vii) if a Selling Securityholder acquired the Securities held by such Selling Securityholder in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to such Selling Securityholder in the aggregate and on a per Security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1 - Short Form Prospectus, and, if applicable, each Selling Securityholder will file a non-issuer's submission to jurisdiction form with the applicable Prospectus Supplement. No Selling Securityholder may distribute Securities pursuant to an "at-the-market distribution" in Canada."

The Prospectus is further amended by deleting the section titled "Plan of Distribution" and replacing it with the following:

"General

The Corporation and the Selling Securityholders may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of $400,000,000 in Securities hereunder. To the extent there are any Secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Corporation hereunder shall be reduced by the aggregate amount of such Secondary Offerings.

The Securities may be sold by the Corporation and the Selling Securityholders (i) directly pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular Offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the identity of the Selling Securityholders, if any, the net proceeds to the Corporation or the Selling Securityholder, as applicable, and any other material terms of the plan of distribution (including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. In addition, one or more Selling Shareholders may sell Securities to or through underwriters or dealers purchasing as principals and may also sell Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, in the case of the Corporation, but not the Selling Securityholders, sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the NEO or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation and/or the Selling Securityholder(s). The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Sales of Securities under an "at-the-market distribution", if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any "at-the-market" program will be made in transactions that are "at-the-market distributions" as defined in NI 44-102. The volume and timing of any "at-the-market distributions" will be determined at the Corporation's sole discretion.

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the "at-the-market distribution", including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation, any Selling Securityholder or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation that they receive from the Corporation or any Selling Securityholder and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation and/or any Selling Securityholder, to indemnification by the Corporation and/or any Selling Securityholder against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any Offering of Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See "Risk Factors"."

The Prospectus must be read together with this amendment any documents incorporated or deemed to be incorporated by reference therein from time to time and any supplements relating to an Offering of Securities thereunder. The statements contained in the Prospectus or in a document incorporated or deemed to be incorporated by reference therein on or subsequent to December 22, 2023 are modified or superseded for the purposes of this amendment to the extent that a statement contained in any subsequently filed document, which is also or is deemed to be incorporated by reference therein, modifies or superseded that statement.

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Corporation's business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in the Prospectus and the documents incorporated or deemed to be incorporated by reference therein, including the applicable Prospectus Supplement.

Enforcement of Civil Liabilities

Certain of the Corporation's subsidiaries and assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Corporation, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Corporation under Canadian securities laws or otherwise.

The Corporation has subsidiaries incorporated in the United States. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Corporation who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

Most of the officers and directors named in the Prospectus are not residents of the United States, and some of the Corporation's assets and all or a substantial portion of the assets of such person are located outside of the United States.

The Corporation has been advised that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or "blue sky" laws.

The Corporation has filed with the SEC an appointment of agent for service of process on Form F-X relating to the registration statement of which this Prospectus forms a part. Under the Form F-X, the Corporation appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of the Securities.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, or another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1*

The annual information form of the Registrant dated June 27, 2023 for the year ended March 31, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Annual Report on Form 40-F, filed with the Commission on June 27, 2023)

4.2*

The audited consolidated financial statements of the Registrant and the notes thereto as at and for the fiscal year ended March 31, 2023, together with the auditor's report thereon (incorporated by reference from Exhibit 99.2 of the Registrant's Annual Report on Form 40-F, filed with the Commission on June 27, 2023)

4.3*

Management's discussion and analysis of the Registrant for the year ended March 31, 2023 (incorporated by reference from Exhibit 99.3 of the Registrant's Annual Report on Form 40-F, filed with the Commission on June 27, 2023)

4.4

The unaudited interim condensed consolidated financial statements of the Registrant and the notes thereto for the three and nine months ended December 31, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K/A, furnished to the Commission on February 15, 2024)

4.5

Management's discussion and analysis of the Registrant for the three and nine months ended December 31, 2023 (incorporated by reference from Exhibit 99.2 of the Registrant's Form 6-K/A, furnished to the Commission on February 15, 2024)

4.6*

The management information circular of the Registrant dated September 13, 2023 relating to an annual and special meeting of shareholders of the Registrant held on October 12, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on September 14, 2023)

4.7	The material change report of the Registrant dated March 21, 2024 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on March 22, 2024)

4.8*	The material change report of the Registrant dated November 20, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on November 21, 2023)

4.9*	The material change report of the Registrant dated October 25, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on October 25, 2023)

4.10*	The material change report of the Registrant dated September 7, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on September 12, 2023)

4.11*	The material change report of the Registrant dated August 23, 2023 (incorporated by reference from Exhibit 99.5 of the Registrant's Form 6-K, furnished to the Commission on August 24, 2023)

4.12*	The material change report of the Registrant dated August 8, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on August 9, 2023)

4.13*	The material change report of the Registrant dated May 31, 2023 (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on June 1, 2023)

4.14*	The business acquisition report (incorporated by reference from Exhibit 99.1 of the Registrant's Form 6-K, furnished to the Commission on October 27, 2023)

5.1	Consent of Zeifmans LLP

5.2	Consent of MNP LLP

6.1*	Powers of Attorney (contained on the signature page of the F-10 Registration Statement filed with the Commission on December 29, 2023)

7.1*	Form of Debt Indenture

107*	Filing Fee Table

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada on April 10, 2024.

CYBIN INC.

By:	/s/ Greg Cavers

Name:	Greg Cavers
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas Drysdale	Chief Executive Officer	April 10, 2024
Douglas Drysdale

/s/ Greg Cavers	Chief Financial Officer	April 10, 2024
Greg Cavers

*	Director and Executive Chairman and President	April 10, 2024
Eric So

*	Director	April 10, 2024
Eric Hoskins

*	Director	April 10, 2024
Grant Froese

*	Director	April 10, 2024
Mark Lawson

*	Director	April 10, 2024
Theresa Firestone

*	Director	April 10, 2024
Paul Glavine

*	Director	April 10, 2024
George Tziras

*By: __/s/ Douglas Drysdale ______

Name: Douglas Drysdale

Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on April 10, 2024.

___/s/ Douglas Drysdale ________
Name: Douglas Drysdale
Title: Chief Executive Officer